Exhibit 99.1

Catalyst Semiconductor Stockholders Approve Acquisition of

Catalyst Semiconductor, Inc. by ON Semiconductor Corporation

SANTA CLARA, Calif., October 9, 2008 – Catalyst Semiconductor, Inc. (NASDAQ:CATS) a supplier of analog, mixed-signal and non-volatile memory semiconductors announced that its stockholders voted in favor of the definitive merger agreement providing for the acquisition of Catalyst Semiconductor by ON Semiconductor Corp. (NASDAQ: ONNN) in an all-stock transaction during its stockholders meeting today.

Under terms of the merger agreement, Catalyst shareholders will receive 0.706 shares of ON Semiconductor common stock for each share of Catalyst common stock they own at the closing of the merger. The transaction is expected to close tomorrow, Friday, October 10, 2008, subject to the satisfaction of customary closing conditions.

About Catalyst Semiconductor

Headquartered in Santa Clara, California, Catalyst Semiconductor designs and markets analog, mixed-signal and non-volatile memory products, including Digitally Programmable Potentiometers (DPP™), white and color LED drivers, DC/DC converters, LDO regulators, voltage supervisors, bus expanders, serial and parallel EEPROMs, Flash and NVRAM. Many of Catalyst’s products incorporate the Company’s Quantum Charge Programmable™ technology, to deliver Adaptive Analog™ products, which offer a new level of customer flexibility, lower power and smaller die size. Catalyst products are used in telecommunications, computer, automotive, industrial and consumer markets. Typical applications include LCD displays, automotive lighting, optical networks, printers, modems, wireless LANs, network cards, DIMM modules, cellular telephones, navigation systems, set-top boxes and Internet routers. www.catsemi.com.

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of high performance, energy efficient, silicon solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, analog, DSP, mixed-signal, advance logic, clock management and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between ON Semiconductor Corporation (“ON”) and Catalyst Semiconductor, Inc. (“Catalyst Semiconductor”) and the future financial performance of ON. These forward-looking statements are based on information available to ON and Catalyst Semiconductor as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s or Catalyst Semiconductor’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the risk that the transaction does not close; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON’s SEC filings, and Catalyst Semiconductor’s Annual Report on Form 10-K as filed with the SEC on July 3, 2008, Amendment No.1 to Annual Report on Form 10-K/A as filed with the SEC on August 14, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Catalyst Semiconductor SEC filings. These forward-looking statements should not be relied upon as representing ON’s or Catalyst Semiconductor’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. Catalyst Semiconductor and the Catalyst Semiconductor logo are registered trademarks of Catalyst Semiconductor, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the ON Semiconductor and Catalyst Semiconductor websites are referenced in this news release, information on those websites is not to be incorporated herein.

Investor Relations Contact:	Media Relations Contact:

David Eichler	Sherry Hill
Catalyst Semiconductor	Catalyst Semiconductor
Investor Relations	Marketing & IR Communications
(408) 542-1000	(408) 542-1080
david.eichler@catsemi.com	sherry.hill@catsemi.com